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                                                                   EXHIBIT 10.52

                             CONTINGENT DEMAND NOTE


$300,000.00                                                         May 17, 1996



         FOR VALUE RECEIVED, GARGOYLES, INC., a Washington corporation ("Borrower"), whose address is 5866 South 194th Street, Kent, Washington 98032, hereby promises to pay to the order of THE D.W. LAUER COMPANY, a California corporation ("Holder"), at its office located at 120 Emerald Drive, Danville, California 94526, or at such other place or places as Holder may designate in writing, the principal sum of Three Hundred Thousand Dollars and No/100 Dollars ($300,000.00), without interest, in lawful money of the United States, payable from time to time on and to the extent that demand is made after January 3, 1997 and prior to January 1, 2000 by the Company.

         This Note may be prepaid in whole or in part, at any time, without payment of any prepayment fee or penalty. Any partial prepayment shall be applied against the principal amount outstanding hereunder, and any such prepayment shall not extend or postpone the due date of any subsequent monthly or other installment due hereunder or change the amount thereof.

         Borrower agrees to pay all costs of collection, including reasonable attorneys' fees, in case the principal of this Note or any interest thereon is not paid when due or in case it becomes necessary to protect the security, if any, for this Note, whether suit is brought or not. During any period this Note is in default and after acceleration or maturity, the outstanding principal amount hereof shall bear interest at a rate (the "Default Rate") which is equal to ten percent (10%) per annum. In the event that any payment is not made within ten (10) days of when due, Borrower shall pay to Holder a late charge equal to five percent (5%) of the amount of such payment. Acceptance by Holder of any payment hereunder in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an event of default hereunder. Upon any default, neither the failure of Holder promptly to exercise its right to declare the outstanding principal and accrued unpaid interest hereunder to be immediately due and payable, nor the failure of Holder to demand strict performance of any other obligation of Borrower or any other person who may be liable hereunder, shall constitute a waiver of any such rights or a waiver of such rights in connection with any future default on the part of Borrower or any other person who may be liable hereunder.
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         This Note shall be governed by and construed in accordance with the laws of the State of California.

                                            GARGOYLES, INC.

                                            By:  /s/  Douglas B. Hauff
                                                 -------------------------------
                                                      Douglas B. Hauff
                                                 -------------------------------
                                                       (type or print name)

                                            Its       President
                                                 -------------------------------








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